Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES FINANCIAL RESULTS FOR

THIRD FISCAL QUARTER 2017

SAN JOSE, Calif. — April 27, 2017 — Western Digital Corp. (NASDAQ: WDC) today reported revenue of $4.6 billion, operating income of $525 million and net income of $248 million, or $0.83 per share, for its third fiscal quarter ended March 31, 2017. The GAAP net income for the period includes charges associated with the company’s recent acquisitions. Excluding these charges and after other non-GAAP adjustments, third quarter non-GAAP operating income was $1.0 billion and non-GAAP net income was $716 million, or $2.39 per share.

In the year-ago quarter, the company reported revenue of $2.8 billion, operating income of $88 million and net income of $74 million, or $0.32 per share. Non-GAAP operating income in the year-ago quarter was $347 million and non-GAAP net income was $317 million, or $1.35 per share.

The company generated $1.0 billion in cash from operations during the third fiscal quarter of 2017, ending with $5.8 billion of total cash, cash equivalents and available-for-sale securities. On Feb. 1, 2017, the company declared a cash dividend of $0.50 per share of its common stock, which was paid to shareholders on April 17, 2017.

“We reported strong financial performance in the March quarter, enabled by excellent operational execution by our team in a healthy market environment with good demand for all NAND based products, as well as for capacity enterprise and client hard drives,” said Steve Milligan, chief executive officer. “We also achieved targeted cost and efficiency improvements and improved our liquidity position with strong cash flow generation.

“With three consecutive quarters of strong financial results since completing the SanDisk acquisition, we are seeing continued validation of our growth strategy and our ongoing transformation into a comprehensive provider of diversified storage products and technologies. We have constructed a powerful platform with the broadest set of products, enabling us to be a leader in the storage industry. Our transformation provides us with the opportunity to not only compete in today’s marketplace but also to be positioned to grow and thrive into the future.”

Western Digital Announces Financial Results for Third Fiscal Quarter 2017

The investment community conference call to discuss these results and the company’s guidance for the fourth fiscal quarter 2017 will be broadcast live over the Internet today at 2:30 p.m. Pacific/5:30 p.m. Eastern. The live and archived conference call/webcast can be accessed online at investor.wdc.com. Supplemental financial information, including the company’s guidance for the fourth fiscal quarter 2017, will also be posted on the same website. The telephone replay number in the U.S. is 1(855)859-2056 or +1(404)537-3406 for international callers. The required passcode is 94428076.

About Western Digital

Western Digital is an industry-leading provider of storage technologies and solutions that enable people to create, leverage, experience and preserve data. The company addresses ever-changing market needs by providing a full portfolio of compelling, high-quality storage solutions with customer-focused innovation, high efficiency, flexibility and speed. Our products are marketed under the HGST, SanDisk and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s preliminary financial results for its third fiscal quarter ended March 31, 2017; market and demand trends; achievement of synergy goals associated with our acquisitions; our product portfolio and market position; and our growth strategy. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s third fiscal quarter ended March 31, 2017 included in this press release represent the most current information available to

Western Digital Announces Financial Results for Third Fiscal Quarter 2017

management. The company’s actual results when disclosed in its quarterly report on Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: uncertainties with respect to the company’s business ventures with Toshiba; volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on Feb. 7, 2017, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, WD and SanDisk are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries. Other trademarks, registered trademarks, and/or service marks, indicated or otherwise, are the property of their respective owners. © 2017 Western Digital Corporation or its affiliates. All rights reserved.

Company contacts:
Western Digital Corp.	Investor Contact:
Media Contact:	Bob Blair
Jim Pascoe	949.672.7834
408.717.6999	robert.blair@wdc.com
jim.pascoe@wdc.com

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Mar. 31,	July 1,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$5,652	$8,151
Short-term investments	25	227
Accounts receivable, net	1,948	1,461
Inventories	2,254	2,129
Other current assets	434	616

Total current assets	10,313	12,584
Property, plant and equipment, net	3,099	3,503
Notes receivable and investments in Flash Ventures	1,291	1,171
Goodwill	10,012	9,951
Other intangible assets, net	4,144	5,034
Other non-current assets	589	619

Total assets	$29,448	$32,862

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,185	$1,888
Accounts payable to related parties	194	168
Accrued expenses	1,073	995
Accrued compensation	480	392
Accrued warranty	196	172
Bridge loan	—	2,995
Current portion of long-term debt	181	339

Total current liabilities	4,309	6,949
Long-term debt	12,907	13,660
Other liabilities	1,201	1,108

Total liabilities	18,417	21,717
Total shareholders’ equity	11,031	11,145

Total liabilities and shareholders’ equity	$29,448	$32,862

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 31,	Apr. 1,	Mar. 31,	Apr. 1,
	2017	2016	2017	2016
Revenue, net	$4,649	$2,822	$14,251	$9,499
Cost of revenue	3,126	2,069	9,860	6,885

Gross profit	1,523	753	4,391	2,614

Operating expenses:
Research and development	613	359	1,837	1,133
Selling, general and administrative	346	166	1,100	565
Charges related to arbitration award	—	—	—	32
Employee termination, asset impairment and other charges	39	140	152	223

Total operating expenses	998	665	3,089	1,953

Operating income	525	88	1,302	661
Interest and other expense, net	(221)	(8)	(948)	(23)

Income before taxes	304	80	354	638
Income tax expense	56	6	237	30

Net income	$248	$74	$117	$608

Income per common share:
Basic	$0.86	$0.32	$0.41	$2.62

Diluted	$0.83	$0.32	$0.40	$2.60

Weighted average shares outstanding:
Basic	289	233	287	232

Diluted	299	234	295	234

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 31,	Apr. 1,	Mar. 31,	Apr. 1,
	2017	2016	2017	2016
Operating Activities
Net income	$248	$74	$117	$608
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	560	246	1,582	734
Stock-based compensation	102	42	303	121
Deferred income taxes	(56)	(32)	61	(17)
Loss on disposal of assets	2	7	12	13
Write-off of issuance costs and amortization of debt discounts	17	1	275	3
Loss on convertible debt	1	—	6	—
Non-cash portion of employee termination, asset impairment and other charges	—	18	13	36
Other non-cash operating activities, net	16	—	58	—
Changes in operating assets and liabilities, net	108	129	71	130

Net cash provided by operating activities	998	485	2,498	1,628

Investing Activities
Purchases of property, plant and equipment, net	(103)	(133)	(432)	(433)
Activity related to Flash Ventures, net	(154)	—	(224)	—
Investment activity, net	136	587	231	445
Strategic investments and other, net	(9)	(11)	(21)	(23)

Net cash provided by (used in) investing activities	(130)	443	(446)	(11)

Financing Activities
Employee stock plans, net	(4)	14	102	17
Proceeds from acquired call option	—	—	61	—
Repurchases of common stock	—	—	—	(60)
Dividends paid to shareholders	(144)	(116)	(428)	(347)
Proceeds from debt, net of issuance costs	3,913	—	7,898	—
Repayment of debt	(3,925)	(302)	(12,179)	(364)

Net cash used in financing activities	(160)	(404)	(4,546)	(754)

Effect of exchange rate changes on cash	4	—	(5)	—

Net increase (decrease) in cash and cash equivalents	712	524	(2,499)	863
Cash and cash equivalents, beginning of period	4,940	5,363	8,151	5,024

Cash and cash equivalents, end of period	$5,652	$5,887	$5,652	$5,887

WESTERN DIGITAL CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 31,	Apr. 1,	Mar. 31,	Apr. 1,
	2017	2016	2017	2016
Summary Reconciliation of Net Income:
GAAP net income	$248	$74	$117	$608
Amortization of acquired intangible assets	324	22	843	71
Stock-based compensation expense	98	36	293	112
Employee termination, asset impairment and other charges	39	140	152	223
Acquisition-related charges	2	16	35	43
Charges related to cost saving initiatives	28	49	114	86
Charges related to arbitration award	—	—	—	32
Convertible debt activity, net	1	—	7	—
Debt extinguishment costs	7	—	274	—
Other	6	(4)	20	(8)
Income tax adjustments	(37)	(16)	(16)	(35)

Non-GAAP net income	$716	$317	$1,839	$1,132

GAAP cost of revenue	$3,126	$2,069	$9,860	$6,885
Amortization of acquired intangible assets	(284)	(16)	(724)	(49)
Stock-based compensation expense	(13)	(4)	(37)	(13)
Acquisition-related charges	—	—	(18)	—
Charges related to cost saving initiatives	(6)	(25)	(44)	(47)
Other	—	2	(3)	5

Non-GAAP cost of revenue	$2,823	$2,026	$9,034	$6,781

GAAP gross profit	$1,523	$753	$4,391	$2,614
Amortization of acquired intangible assets	284	16	724	49
Stock-based compensation expense	13	4	37	13
Acquisition-related charges	—	—	18	—
Charges related to cost saving initiatives	6	25	44	47
Other	—	(2)	3	(5)

Non-GAAP gross profit	$1,826	$796	$5,217	$2,718

GAAP operating expense	$998	$665	$3,089	$1,953
Amortization of acquired intangible assets	(40)	(6)	(119)	(22)
Stock-based compensation expense	(85)	(32)	(256)	(99)
Employee termination, asset impairment and other charges	(39)	(140)	(152)	(223)
Acquisition-related charges	(2)	(16)	(17)	(43)
Charges related to arbitration award	—	—	—	(32)
Charges related to cost saving initiatives	(22)	(24)	(70)	(39)
Other	1	2	(4)	3

Non-GAAP operating expense	$811	$449	$2,471	$1,498

GAAP operating income	$525	$88	$1,302	$661
Cost of revenue adjustments	303	43	826	104
Operating expense adjustments	187	216	618	455

Non-GAAP operating income	$1,015	$347	$2,746	$1,220

GAAP interest and other expense, net	$(221)	$(8)	$(948)	$(23)
Convertible debt activity, net	1	—	7	—
Debt extinguishment costs	7	—	274	—
Other	7	—	13	—

Non-GAAP interest and other expense, net	$(206)	$(8)	$(654)	$(23)

GAAP income tax expense	$56	$6	$237	$30
Income tax adjustments	37	16	16	35

Non-GAAP income tax expense	$93	$22	$253	$65

	Three Months Ended		Nine Months Ended
	Mar. 31,	Apr. 1,	Mar. 31,	Apr. 1,
	2017	2016	2017	2016
Summary Reconciliation of Net Income (cont’d):
GAAP net income	$248	$74	$117	$608
Cost of revenue adjustments	303	43	826	104
Operating expense adjustments	187	216	618	455
Interest and other expense, net adjustments	15	—	294	—
Income tax adjustments	(37)	(16)	(16)	(35)

Non-GAAP net income	$716	$317	$1,839	$1,132

Diluted net income per common share:
GAAP	$0.83	$0.32	$0.40	$2.60

Non-GAAP	$2.39	$1.35	$6.23	$4.84

Diluted weighted average shares outstanding:
GAAP	299	234	295	234

Non-GAAP	299	234	295	234

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income and non-GAAP diluted net income per common share (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. Western Digital Corporation believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the Company’s earnings performance and comparing it against prior periods. Specifically, we believe these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that we believe are not indicative of our core operating results or because they are consistent with the financial models and estimates published by many analysts who follow us and our peers. As discussed further below, these Non-GAAP measures exclude the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, acquisition-related charges, charges related to arbitration award, charges related to cost saving initiatives, convertible debt activity, debt extinguishment costs, other charges, and income tax adjustments, and we believe these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing our results. These Non-GAAP measures are some of the primary indicators management uses for assessing our performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, we exclude the following items from our Non-GAAP measures:

Amortization of acquired intangible assets. We incur expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of our acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside our control, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of our business over time and compare it against our peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign our operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, we may terminate employees and/or restructure our operations. From time-to-time, we may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency and are not indicative of the underlying performance of our business.

Acquisition-related charges. In connection with our business combinations, we incur expenses which we would not have otherwise incurred as part of our business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. We may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions, are inconsistent in amount and frequency, and are not indicative of the underlying performance of our business.

Charges related to arbitration award. In relation to an arbitration award for claims brought against the Company by Seagate Technology LLC, which was satisfied in October 2014, and the related dispute over the calculation of post-award interest, we have recorded loss contingencies. The resulting expense is inconsistent in amount and frequency.

Charges related to cost saving initiatives. In connection with the transformation of our business, we have incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which are not indicative of the underlying performance of our business, primarily relate to costs associated with rationalizing our channel partners or vendors, transforming our information systems infrastructure, integrating our product roadmap, and accelerated depreciation on assets.

Convertible debt activity, net. We exclude non-cash economic interest expense associated with the convertible senior notes, the gains and losses on the conversion of the convertible senior notes and call option, and unrealized gains and losses related to the change in fair value of the exercise option and call option. These charges and gains and losses do not reflect our cash operating results and are not indicative of the underlying performance of our business.

Debt extinguishment costs. From time-to-time, we replace our existing debt with new financing at more favorable interest rates or utilize available capital to settle debt early, both of which generate interest savings in future periods. We incur debt extinguishment charges consisting of the costs to call the existing debt and/or the write-off of any related unamortized debt issuance costs. These gains and losses related to our debt activity occur infrequently and are not indicative of the underlying performance of our business.

Other charges. From time-to-time, we sell or impair investments or other assets which are not considered necessary to our business operations; are a party to legal or arbitration proceedings, which could result in an expense or benefit due to settlements, final judgments, or accruals for loss contingencies; or incur other charges or gains which are not a part of the ongoing operation of our business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments reflect the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments.